SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	April 23, 2004
(Date of earliest event reported)	April 23, 2004

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-6581	35-1977746
(Commission File Number)	(I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana (Address of principal executive offices)	46545 (Zip Code)

(800) 890-2798
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release dated April 23, 2004

Item 5. Other Events and Regulation FD Disclosure

     At a regularly scheduled quarterly meeting, the Board of Directors of St Joseph Capital Corporation declared a second quarter cash dividend of $0.04 per share on the Corporation’s common stock. The dividend is payable on June 15, 2004 to shareholders of record as of the close of business on June 1, 2004.

     A copy of a Press Release, dated April 23, 2004, issued by the Company relating to the dividend and Mr. Secor’s appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release dated April 23, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated: April 23, 2004	By:	/s/ Mark E. Secor Mark E. Secor Senior Vice President and Chief Financial Officer

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